Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October 14, 2004, is entered into by and among WEST MARINE PRODUCTS, INC., a California corporation (the “Company”), each other signatory to this Security Agreement (other than the Administrative Agent), each of the other entities which becomes a party hereto pursuant to Section 10.15 hereof (each of the foregoing, including the Company, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”).

RECITALS

A Pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders and the Administrative Agent, the Lenders have agreed to extend loans and other financial accommodations to the Company upon the terms and subject to the conditions set forth therein.

B. The Lenders’ obligations to extend loans and other financial accommodations to the Company under the Credit Agreement are subject, among other conditions, to receipt by the Administrative Agent of this Security Agreement duly executed by the Grantors.

C. Each Grantor (other than Company) is or shall become a party to that certain Guaranty dated as of even date herewith in connection with the Credit Agreement. Each Grantor (other than Company) has obtained and will continue to obtain working capital and loans needed for its operations from Company, and Company will obtain funds to provide and lend to the Grantors (other than Company) from the Lenders under the Credit Agreement. In addition, Grantors (other than Company) expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Company and as the result of financial or business support which will be provided to the Grantors (other than Company) by Company.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Grantors hereby agrees with the Administrative Agent, for itself and for the ratable benefit of the Administrative Agent and the Lenders, as follows:

SECTION 1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:

“Account Debtor” means any “account debtor,” as such term is defined in Section 9102(a)(3) of the UCC (or any other then applicable provision of the UCC).

“Account” means any “account,” as such term is defined in Section 9102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods sold or services rendered by such Grantor, and all of any Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9102(a)(13) of the UCC (or any other then applicable provision of the UCC) set forth on Schedule II (as supplemented by Company on each Compliance Certificate).

“Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Deposit Account” means any “deposit account” as such term is defined in Section 9102(a)(29) of the UCC (or any other then applicable provision of the UCC), and shall include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of any Grantor, or in which any Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including the Administrative Agent) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any “documents,” as such term is defined in Section 9102(a)(30) of the UCC (or any other then applicable provision of the UCC).

“Equipment” means any “equipment,” as such term is defined in Section 9109(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangible” means any “general intangible,” as such term is defined in Section 9102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.

“Instruments” means any “instrument,” as such term is defined in Section 9102(a)(47) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in Section 9102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Administrative Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Grantor or is held by any Grantor or by others for any Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of any Grantor which may be located on the premises of any Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

“Investment Property” means any “investment property,” as such term is defined in Section 9102(a)(49) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities (including, without limitation, those listed on Schedule I), uncertificated securities, security entitlements, Securities Accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.

“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9102(a)(51) of the UCC (or any other then applicable provision of the UCC).

“Payment Intangible” means “payment intangible,” as such term is defined in Section 9102(a)(61) of the UCC (or any other then applicable provision of the UCC).

“Pledged Collateral” means, collectively, the notes, stock, partnership interests, limited liability company interests, and all other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all security entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Proceeds” means “proceeds,” as such term is defined in Section 9102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean and include (a) in the case of the Company, the Obligations (as defined in the Credit Agreement) and (b) in the case of each other Grantor, all liabilities and obligations, howsoever arising, owed by such Grantor to the Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under or pursuant to the terms of the Guaranty or any of the other Loan Documents to which such Grantor is a party, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Grantor), fees, charges, expenses, attorneys’ fees and accountants’ fees payable by the Grantor hereunder and thereunder.

“Securities Account” means “securities account,” as such term is defined in Section 8501(a) of the UCC (or any other then applicable provision of the UCC).

“Security Agreement” means this Security Agreement and all exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Software” means “software,” as such term is defined in Section 9102(a)(75) of the UCC (or any other then applicable provision of the UCC).

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9102(a)(77) of the UCC (or any other then applicable provision of the UCC).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of interpretation set forth in Article 1 of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

SECTION 2. Grant of Security Interest. As security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of such Grantor, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make loans and other financial accommodations available to and for the benefit of the Company upon the terms and subject to the conditions thereof, each Grantor hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself and for the pro rata benefit of the Lenders a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):

(a) All Accounts;

(b) All Chattel Paper;

(c) All Commercial Tort Claims;

(d) All Contracts;

(e) All Deposit Accounts;

(f) All Documents;

(g) All Equipment;

(h) All General Intangibles;

(i) All Instruments and all Pledged Collateral;

(j) All Inventory;

(k) All Investment Property;

(l) All Letter-of-Credit Rights;

(m) All Supporting Obligations;

(n) All property of such Grantor held by the Administrative Agent or any Lender, or any other party for whom the Administrative Agent or any Lender is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Administrative Agent, any Lender or such other party, for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

(o) All other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and

(p) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided, however, that any intangible Collateral shall be excluded from the lien and security interest granted by a Grantor hereunder to the extent, but only to the extent, that, after giving effect to the application of Sections 9406 through 9409 of the UCC, the creation of a lien and security interest therein would constitute a material breach of the terms of such Collateral, or would permit any party to any agreement, instrument or other document comprising such Collateral, or the issuer of any license, permit or authorization comprising such Collateral, to terminate such agreement, instrument or other document or license, permit or authorization or would otherwise violate any applicable law, rule, regulation or policy of any Governmental Agency pursuant to any effective term or provision of such agreement, instrument, document, license, permit or authorization.

SECTION 3. Rights of the Administrative Agent; Collection of Accounts.

(a) Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that such Grantor shall not default under any of its Contracts, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract to the extent any such default or failure to observe and perform could reasonably be expected to have a Material Adverse Effect; and provided, however, that such Grantor may suspend performance of its obligations under any such Contract in the event of a material breach of such Contract by a third party. The Administrative Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) The Administrative Agent authorizes each Grantor to collect the respective Accounts of such Grantor, provided, that the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Administrative Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by a Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Administrative Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7(g), below, and any part of such funds which the Administrative Agent elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the Grantors. If an Event of Default has occurred and is continuing, at the request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and each Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may at any time, without notice to or consent from any Grantor, notify Account Debtors of any Grantor, parties to the Contracts of any Grantor, obligors in respect of Instruments of any Grantor and obligors in respect of Chattel Paper of any Grantor that the Accounts and the right, title and interest of any Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Administrative Agent, and that payments shall be made directly to the Administrative Agent. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, each Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Administrative Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

SECTION 4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title or rights thereto free and clear of any and all Liens, except for the Permitted Encumbrances.

(b) Such Grantor has not filed, authorized or consented to the filing of any effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral, except such as may have been filed by such Grantor in favor of the Administrative Agent pursuant to this Security Agreement or such as relate to other Permitted Encumbrances.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights and in which security interests are governed by the UCC or other applicable Law, and all filings and other actions necessary to perfect and protect such security interest have been duly taken in respect of such Collateral. Accordingly, the Administrative Agent has a fully perfected first priority security interest in all of such Collateral in which such Grantor now has rights, subject only to the Permitted Encumbrances. This Security Agreement will create a legal and valid and fully perfected first priority security interest in such Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Encumbrances.

(d) As of the date hereof and as of the last day of each Fiscal Quarter, each Grantor’s exact legal name is set forth on Schedule V attached hereto (as supplemented by Company on each Compliance Certificate). Each Grantor was formed under the laws of the jurisdiction of its formation as set forth on Schedule V attached hereto, subject to changes permitted by Section 6.19 of the Credit Agreement. As of the date hereof and as of the last day of each Fiscal Quarter, each Grantor’s chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral are set forth on Schedule V attached hereto (as supplemented by Company on each Compliance Certificate). A material portion of the Collateral, other than Deposit Accounts and Investment Property held in Securities Accounts, is as of the date hereof and as of the last day of each Fiscal Quarter located at the location(s) set forth on Schedule V attached hereto (as supplemented by Company on each Compliance Certificate) or Schedule 4.22 to the Credit Agreement (as updated from time to time as set forth in the Credit Agreement) or is being transported to one of such location(s) and may be located on the premises of carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons. Each Grantor (other than Company) shall provide to Company on a quarterly basis all information necessary to supplement to Schedule V and Schedule 4.22 to the Credit Agreement as referenced above.

(e) All Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities (other than goods, money and Instruments to be promptly deposited for collection) as of the date hereof and as of the last day of each Fiscal Quarter, is set forth on Schedule I (as supplemented by Company on each Compliance Certificate) except for items of Collateral with a value of less than $10,000 in the aggregate. All action necessary to protect and perfect such security interest in each item set forth on Schedule I (as supplemented by Company on each Compliance Certificate) including, without limitation, the delivery of all originals thereof to the Administrative Agent has been duly taken, or shall have been taken as of the Closing Date. All Letter-of-Credit Rights and Commercial Tort Claims (involving aggregate claims in excess of $25,000 with respect to any individual Commercial Tort Claim and aggregate claims in excess of $100,000 with respect to all Commercial Tort Claims) of each Grantor as of the date hereof and as of the last day of each Fiscal Quarter are set forth on Schedule II (as supplemented by Company on each Compliance Certificate). The security interest of the Administrative Agent in the Collateral is prior in right and interest to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from such Grantor (other than purchasers and lessees of inventory, in each case, in the ordinary course of business and non-exclusive licensees of general intangibles in the ordinary course of business). Each Grantor (other than Company) shall provide to Company all information necessary to supplement to Schedule I and Schedule II as referenced above.

(f) The names and addresses of all financial institutions at which each Grantor maintains its Deposit Accounts and the account numbers of such Deposit Accounts are listed as of the date hereof and as of the last day of each Fiscal Quarter on Schedule III (as supplemented by Company on each Compliance Certificate). Each Grantor (other than Company) shall provide to Company all information necessary to supplement to Schedule III.

(g) The names and addresses of all institutions at which each Grantor maintains its Securities Accounts and the account numbers and account names of such Securities Accounts are listed as of the date hereof and as of the last day of each Fiscal Quarter on Schedule IV (as supplemented by Company on each Compliance Certificate). Each Grantor (other than Company) shall provide to Company all information necessary to supplement to Schedule IV.

(h) Such Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Administrative Agent by such Grantor under Section 2 of this Security Agreement, assuming that the Administrative Agent does not have notice of any adverse claim to the security, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the Lien created in favor of the Administrative Agent by this Security Agreement and the other Loan Documents and Permitted Encumbrances described in paragraph (b) of the definition of that term.

SECTION 5. Covenants. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and until the non-contingent Secured Obligations have been completely and finally paid in full:

5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) except as otherwise provided in the Credit Agreement, using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Administrative Agent in any Contract or license held by any Grantor or in which any Grantor has any rights not heretofore assigned, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with the Administrative Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Administrative Agent’s interest in the Collateral, (d) transferring Collateral (other than Instruments to be promptly deposited for collection) to the Administrative Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) obtaining agreements from landlords, warehousemen and mortgagees as required pursuant to the Credit Agreement, (f) doing all things necessary to protect any Grantor’s and the Administrative Agent’s interest in any Inventory sold on consignment, including, without limitation, the filing of financing statements in applicable jurisdictions and assigning any such financing statements to the Administrative Agent, (g) using commercially reasonable efforts to obtain written acknowledgements from consignees and bailees of the prior lien of the Administrative Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of the Administrative Agent, and (h) assisting the Administrative Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Each Grantor also hereby authorizes the Administrative Agent, to the extent not prohibited by applicable law, to file any such financing statement, amendment or continuation statement without the signatures of such Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of any Grantor’s business, shall be duly endorsed in a manner satisfactory to the Administrative Agent and delivered to the Administrative Agent promptly upon any Grantor’s receipt thereof; provided that the inadvertent failure to so endorse and deliver any Instruments with an aggregate value of less than $25,000 shall not be a breach of this sentence.

5.2 Maintenance of Records. Each Grantor shall keep and maintain at such Grantor’s own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Administrative Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Administrative Agent, created by that certain Security Agreement, dated as of October 14, 2004, in favor of Wells Fargo Bank, National Association, as Administrative Agent, as the same may thereafter from time to time be amended, modified, supplemented or restated.”

5.3 Indemnification. In any suit, proceeding or action brought by or against the Administrative Agent or any Lender (each an “Indemnitee”) relating to any Collateral, including, without limitation, any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Collateral, including, without limitation, any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, each Grantor shall jointly and severally save, indemnify and keep each Indemnitee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor; provided that no Indemnitee shall be entitled to indemnification under this Section 5.3 for any expense, loss or damage (a) to the extent arising solely from any claim against such Indemnitee from another Indemnitee or (b) that are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, or gross negligence of such Indemnitee or such Indemnitee’s directors, officers, employees, agents, advisors, attorneys and Affiliates, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Administrative Agent or the Lenders.

5.4 Compliance With Terms of Accounts, Etc. Each Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements to which it is a party or by which it is bound if failure to conform and comply could reasonably be expected to have a Material Adverse Effect; provided, however, that such Grantor may suspend its performance thereunder in the event of a material breach of any such obligations by third parties.

5.5 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral, except the Permitted Encumbrances. Each Grantor shall, jointly and severally, further defend the right, title and interest of the Administrative Agent in and to any of any Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

5.6 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business.

5.7 Maintenance of Insurance. Each Grantor shall maintain, with financially sound and reputable companies, the insurance policies with coverage provisions as set forth in Section 5.4 of the Credit Agreement.

5.8 Taxes, Assessments, Etc. Each Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment or Inventory, except to the extent the validity or amount thereof is being contested in good faith, by appropriate proceeding and adequate reserves, to the extent required by GAAP, are being maintained in connection therewith.

5.9 Limitations on Disposition. Except as described on Schedule 4.26 to the Credit Agreement, each Grantor shall keep the Collateral separate and identifiable from other property located on the same premises as the Collateral and no Grantor shall sell, lease, license outside the ordinary course of its business, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by Section 6.3 of the Credit Agreement.

5.10 Further Identification of Collateral. Each Grantor shall, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

5.11 Notices. Each Grantor shall advise the Administrative Agent promptly, in reasonable detail, of (a) any material lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which could reasonably be expected to have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.

5.12 Right of Inspection and Audit. Each Grantor shall permit the Administrative Agent such rights of inspection and audit as provided in the Credit Agreement.

5.13 Maintenance of Facilities. Each Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment (other than Equipment determined by the Grantor in the ordinary course of business to be obsolete) in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

5.14 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner unless such Grantor shall have given the Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

5.15 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

5.16 Reincorporation, Etc., Each Grantor shall comply with the requirements of Section 6.19 of the Credit Agreement.

5.17 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9509(d)(2) of the UCC.

5.18 Pledged Collateral.

(a) Each Grantor shall deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral (other than Instruments to be promptly deposited for collection and other Instruments with an aggregate value of less than $25,000) whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. After the occurrence of an Event of Default and during its continuance without prior notice to any Grantor, the Administrative Agent shall have the right, at any time in its discretion, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Except as provided in Section 7, each Grantor shall be entitled to receive all dividends paid and distributions and other payments made in respect of the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor. If any sums of money or property so paid or distributed pursuant to the immediately preceding sentence in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations of such Grantor.

(c) Except as provided in Section 7, such Grantor will be entitled to exercise all voting, consent and rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement, any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other Securities of any nature of any issuer of Pledged Collateral.

(d) No Grantor shall grant control over any Investment Property to any Person other than the Administrative Agent.

(e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a partnership, such Grantor hereby consents to the extent required by the applicable partnership agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged partnership interests in such partnership and to the transfer of such pledged partnership interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged limited liability company interests in such limited liability company and to the transfer of such pledged limited liability company interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the limited liability company with all the rights, powers and duties of a member of the limited liability company in question.

(f) No Grantor shall agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Administrative Agent in any pledged partnership interests or pledged limited liability company interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

5.19 Prior Action. Each Grantor hereby agrees and confirms that all stock certificates, endorsements, stock powers and similar documents that have been previously delivered to the Administrative Agent are deemed to be delivered in connection with this Security Agreement and shall continue to be effective with respect to the Liens granted under this Security Agreement.

SECTION 6. The Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Subject to Section 6(b) below, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Administrative Agent and not any Grantor; and

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Grantors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against any Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Administrative Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantors might do.

(b) The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 6. Each Grantor hereby ratifies, to the extent not prohibited by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and paid and performed in full.

(c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. Except to the extent Section 9207 of the UCC imposes a duty or a duty is otherwise imposed by applicable law, the Administrative Agent shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Grantors for any act or failure to act, except for its or their own gross negligence or willful misconduct.

(d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of any Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees and costs, of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Advances, shall be payable by the Grantors to the Administrative Agent within five (5) Banking Days of demand and shall constitute Secured Obligations secured hereby.

SECTION 7. Rights and Remedies Upon Event of Default.

(a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under applicable law, including, without limitation, the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantors or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other applicable law), shall have the right to collect the Proceeds from all Collateral (including, without limitation, dividends or distributions on Pledged Collateral) and may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by any Grantor; (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and (iii) exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of securities pledged hereunder, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor authorizes the Administrative Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Administrative Agent, appears to be prior or superior to its security interest. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent not prohibited by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Subject to applicable law, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at any Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(g), below, and Grantors shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9608(a)(1)(C) of the UCC (or any other then applicable provision of the UCC), need the Administrative Agent account for the surplus, if any, to the Grantors. To the maximum extent not prohibited by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days’ prior written notice (which notification shall be given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, and Grantors shall also be liable for the attorneys’ fees or costs of any attorneys employed by the Administrative Agent to collect such deficiency.

(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Administrative Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Administrative Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Administrative Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the earlier of the payment in full of the Secured Obligations or the cure or waiver of the Event of Default. Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d) Each Grantor also agrees to pay all reasonable fees, costs and expenses of the Administrative Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent not prohibited by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(f) Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to the Administrative Agent, that in such event the Administrative Agent would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against the Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Administrative Agent in the following order of priorities:

First, to the Administrative Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Security Agreement and the other Loan Documents;

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Advances and to cash collateralize the remaining Obligations in connection with Letters of Credit on a pro rata basis in accordance with the then outstanding principal amount of the Advances and Obligations in connection with Letters of Credit (with the portion allocated to the Advances, Swing Line Loans and Obligations in connection with Letters of Credit to be applied first to repay the Swing Line Loans in full, second to repay the remaining Advances in full and then to cash collateralize the Secured Obligations in an amount equal to the then Aggregate Effective Amount of all Obligations in connection with Letters of Credit) and (ii) to the Lender(s) (as that Term is defined in the Credit Agreement) or their Affiliates to whom obligations are owed in connection with any Lender Interest Rate Protection Agreements to the extent of the associated Termination Value of such Lender Interest Rate Protection Agreement, and such proceeds will not be applied to the extent of any excess obligations in connection with any Lender Interest Rate Protection Agreement, until the Secured Obligations (other than obligations under this clause (ii)) have been paid in full and the Commitments have been terminated;

Fourth, to the Lenders (as that term is defined in the Credit Agreement) in an amount equal to any other Secured Obligations (including obligations of the Company under Lender Interest Rate Protection Agreements) which are then unpaid; and

Finally, upon payment in full of all of the Secured Obligations, to the Persons legally entitled thereto.

(h) The Administrative Agent agrees (i) not give any instructions pursuant to a Control Agreement regarding the withdrawal or other disposition of any funds or investment property in an account that is subject to such Control Agreement unless an Event of Default has occurred and is continuing and (ii) to rescind or revoke any such instructions within a reasonable time after the cure or waiver of such Event of Default so long as no other Event of Default has occurred and is continuing at such time.

SECTION 8. Limitation on the Administrative Agent’s Duty in Respect of Collateral. The Administrative Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC (or any other then applicable successor provision of the UCC).

SECTION 9. Reinstatement. If this Security Agreement terminates pursuant to its terms or applicable law and if at any time thereafter payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a result of any proceedings in bankruptcy, reorganization, a “voidable preference,” a “fraudulent conveyance,” or otherwise, then this Security Agreement shall be reinstated and be in full force and effect all as though such payment or performance had not been made and each Grantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission, restoration or return. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 10. Miscellaneous.

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the Grantors (care of the Company) or the Administrative Agent under this Security Agreement shall be given as provided in Section 11.6 of the Credit Agreement.

10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

10.4 No Waiver; Cumulative Remedies.

(a) The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Loan Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Loan Documents.

(b) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Loan Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Loan Documents.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Grantor and the Administrative Agent. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the Commitments under the Credit Agreement.

10.7 Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon and inure to the benefit of the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Administrative Agent hereunder, be binding upon and inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns; except that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender. Any assignment or transfer in violation of the foregoing shall be null and void. The Lenders and the Administrative Agent may disclose this Security Agreement as provided in the Credit Agreement.

10.8 Further Indemnification. Without limiting the terms of the Loan Documents, Company confirms that it is bound by Section 3.11 of the Credit Agreement in connection with Other Taxes arising with respect to the Collateral, this Security Agreement or any of the transactions contemplated by this Security Agreement. Each Grantor (other than Company) agrees to be bound by Section 3.11 of the Credit Agreement to the same extent as Company in connection with Other Taxes (as defined in the Credit Agreement) arising with respect to the Collateral, this Security Agreement or any of the transactions contemplated by this Security Agreement.

10.9 Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement, no approval or consent thereunder, and no consent to any departure by any Grantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval or at the request of the Requisite Lenders, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of Secured Obligations and the Grantors; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Credit Agreement.

10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS. THE PARTIES HERETO ACKNOWLEDGE THAT CONCURRENTLY WITH THE EXECUTION OF THIS SECURITY AGREEMENT, THE GRANTORS AND THE ADMINISTRATIVE AGENT HAVE ENTERED INTO THAT CERTAIN SECURITY AGREEMENT (INTELLECTUAL PROPERTY) DATED AS OF EVEN DATE HEREWITH (THE “SECURITY AGREEMENT (INTELLECTUAL PROPERTY)”). THE PARTIES HERETO AGREE THAT IN THE EVENT OF ANY CONFLICTS OR INCONSISTENCIES BETWEEN THE TERMS AND PROVISIONS OF THIS SECURITY AGREEMENT AND THE TERMS AND PROVISIONS OF THE SECURITY AGREEMENT (INTELLECTUAL PROPERTY) WITH RESPECT TO THE COLLATERAL DESCRIBED IN THE SECURITY AGREEMENT (INTELLECTUAL PROPERTY), THE TERMS AND PROVISIONS OF THE SECURITY AGREEMENT (INTELLECTUAL PROPERTY) SHALL APPLY AND CONTROL WITH RESPECT TO THE COLLATERAL DESCRIBED IN THE SECURITY AGREEMENT (INTELLECTUAL PROPERTY) TO THE EXTENT OF ANY SUCH CONFLICT OR INCONSISTENCY; PROVIDED THAT NO ASSIGNMENT, CONVEYANCE, MORTGAGE, PLEDGE, GRANT, HYPOTHECATION OR TRANSFER BY ANY GRANTOR TO THE ADMINISTRATIVE AGENT FOR ITSELF AND FOR THE PRO RATA BENEFIT OF THE LENDERS OF ANY SECURITY INTEREST SHALL BE LIMITED, SUPERCEDED OR OTHERWISE AFFECTED BY THIS SENTENCE OR ANY OTHER PROVISION OF THE LOAN DOCUMENTS.

10.11 Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of California except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. Each Grantor hereby consents to the application of California civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of California civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

10.12 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

10.13 Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Grantors shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Administrative Agent, the Grantors shall furnish evidence reasonably satisfactory to the Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

10.14 The Grantors’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Loan Document or any exercise by the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) neither the Administrative Agent nor any Lender shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors’ rights in connection with the Collateral.

10.15 Additional Grantors. If, pursuant to the terms and conditions of the Credit Agreement, the Company shall be required to cause any Subsidiary of Parent or Company that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

WEST MARINE PRODUCTS, INC.,
a California corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

WEST MARINE, INC.,
a Delaware corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

WEST MARINE PUERTO RICO, INC.,
a California corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

W MARINE MANAGEMENT COMPANY, INC.,
a California corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

WEST MARINE LBC, INC.,
a California corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

WEST MARINE IHC I, INC.,
a California corporation

By:	/s/ John Edmondson
Chief Executive Officer
[Printed Name & Title]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Patrick Bishop
Name:	Patrick Bishop
Title:	Vice President

The schedules listed below have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon their request.

Schedules

I.	Collateral for Perfection by Possession

II.	Letter-of-Credit Rights and Commercial Tort Claims

III.	Deposit Accounts

IV.	Securities Accounts

V.	Legal name; jurisdiction of formation; books and records; location of collateral

ANNEX 1

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of             ,     , is delivered pursuant to Section 10.15 of the Security Agreement dated as of October 14, 2004, by West Marine Products, Inc. (the “Company”), and the Subsidiaries of the Company and Parent from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as administrative agent for the Lenders referred to therein (the “Security Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 10.15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of the undersigned, the undersigned hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself and for the pro rata benefit of the Lenders, on the terms and subject to the conditions of the Security Agreement, a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules I through V to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

as of the date of this Joinder Agreement

first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title: